Investor Information November - December 2023 Exhibit 99.1

2 Table of contents Topic Page # Profile and Strategy 3-10 Asset / Liability Management 11-20 Fees & Expenses 21-27 Business Segment Highlights 28-32 Loans & Deposits 33-40 Capital, Debt & Liquidity 41-43 Technology & Continuous Improvement 44-48 Credit 49-60 Near-Term Expectations 61 Environmental, Social & Governance 62-63 Bolt-on Acquisitions 64 Appendix & Forward Looking Statements 65-80

3 Line of business coverage Alabama – 186 Georgia – 116 Iowa – 5 Mississippi – 99 South Carolina – 18 Arkansas – 57 Illinois – 41 Kentucky – 9 Missouri – 50 Tennessee – 198 Florida – 273 Indiana – 40 Louisiana – 82 North Carolina – 7 Texas – 90 Ranked 19th in the U.S. in total deposits(1) Branch locations by state(2) Our banking franchise Birmingham, Alabama (1) Source: S&P Capital IQ as of 6/30/2023; pro-forma for announced M&A transactions as of 10/26/2023. The green shaded states represent Regions' 15-state branch footprint. (2) Total branches as of 09/30/2023. First Sterling Ascentium Business Capital Capital Markets Commercial Banking Corporate Banking Equipment Finance Government/Institutional Institutional Services Private Wealth Real Estate Specialized Industries EnerBank

4 CCAR Loan Loss Rate Profile evolution Improved Credit Risk Profile Continuous Improvement Proactive Interest Rate Hedging Exited Non-Core Business Strategic M&A Top Quartile Profitability $24 $8 2008 2022 Investor CRE ($ in billions) 8.1% 6.9% 2012 2022 Customer Journeys Organization Simplification Revenue Growth Efficiency Improvements ~640 bps improvement in efficiency ratio 2017 to 2022 while improving Associate Engagement(1) • Hedge program introduced in 2017/2018 to protect NIM against falling interest rates ◦ Highly effective; cumulative NII contribution through 12/31/22 of ~$900M • New actions taken in 2022 and 2023 to protect NIM if rates decrease in the future 9.0% 24.1% 2015 RF ROATCE Indirect Auto 2012 2018 2019 2022 2022 Peers(2) (1) Gallup (2) Source: S&P Capital IQ; peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Bottom Quartile Median Top Quartile 16.9% 19.3% 20.6% Sold $1.2B Unsecured Consumer Loan Portfolio 2023 Sold $300M of Consumer Exit Portfolio

5 Top market share plays a valuable role in the competitive landscape (1) Based on MSA and non-MSA counties using FDIC deposit data as of 6/30/2023; pro-forma for announced M&A transactions as of 10/26/2023. (2) Significant money center bank presence (JPM, BAC, C, WFC) defined as combined market share using 6/30/2023 FDIC deposit data of 20% or more. Markets with top 5 market share(1) MSAs Non-MSA counties • Ranked 19th in the U.S. in total deposits(1) • 86% of deposits in 7 states: Alabama, Tennessee, Florida, Louisiana, Mississippi, Georgia, Arkansas • Top 5 or better market share in ~70% of MSAs across 15-state footprint(1) • Greater than 2/3 of deposits in markets without a significant money center bank presence(2) • High growth markets benefiting from population and business growth: • Florida • Georgia • Texas • Tennessee

6 Strong in-market migration has converted legacy core markets into growth markets Serving Fast-Growing MSAs Deposits Market Rank(1) Nashville, Tennessee $10.0 3 Tampa, Florida $6.5 5 Atlanta, Georgia $5.8 7 Orlando, Florida $2.7 6 Knoxville, Tennessee $2.7 3 Huntsville, Alabama $2.7 1 Dallas/Ft Worth, Texas $2.1 21 Houston, Texas $2.1 16 Little Rock, AR $2.1 7 Chattanooga, TN $1.7 4 Indianapolis, Indiana $1.7 13 Pensacola, Florida $1.6 2 Daphne, AL $1.4 1 Destin, FL $1.3 1 Jacksonville, FL $1.1 8 National average: 2.1% '23-'28 Population Growth(1) 15 of Regions' top 25(1) MSAs are projected to grow faster than the U.S. national average (1) Source: S&P Capital IQ. Top 25 markets as defined by deposit dollars - FDIC 6/30/2023. Pro-forma for announced M&A transactions as of 10/26/2023. S&P's demographic data is provided by Claritas based primarily on U.S. Census data. (2) Source: U.S. Postal Service (for moves from January 2021 - December 2022). (3) Source: U.S. Bureau of Labor Statistics. 18 of top 25 U.S. markets with net migration inflows are within Regions' footprint(2) Regions' deposit weighted population growth by MSA for 2023-2028 is 2.9% vs. national average of 2.1%(1) Unemployment rates in 5 of our top 8 deposit states remain at or near all time lows(3)

7 Regions receives top honors Regions Bank recognized as a 2023 Top 10 Military Friendly Brand Regions Bank earned the Great Place to Work-Certified™ Company designation based on what current associates say about their experience working here Nine Years Strong: Regions Bank Again Named Gallup Exceptional Workplace Award Winner in 2023 Regions Bank named a Best Place to Work for LGBTQ+ Equality by Human Rights Campaign Foundation For the third consecutive year, Regions Bank was named a Best Place to Work for Disability Inclusion by the American Association for People with Disabilities and Disability Equality Index Regions Financial named one of America’s most JUST Companies for third consecutive year The SBA Office of International Trade selected Regions as a 2023 Export Lender of the Year

8 Third quarter 2023 overview Continue to generate consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. Key Performance Metrics 3Q23 Reported Net Income Available to Common Shareholders $465M Diluted Earnings Per Share $0.49 Total Revenue $1.9B Non-Interest Expense $1.1B Pre-Tax Pre-Provision Income(1) $764M Efficiency Ratio 58.5% Net-Charge Offs / Avg Loans 0.40% Highlights • One of the best ROATCE(1) in the peer group of 20.6% (14.6% ex. AOCI) • Continue to benefit from strong and diverse balance sheet with strong capital, robust liquidity, and prudent credit risk management • Proactive hedging strategies position us for success in any interest rate environment • Continued focus on disciplined capital allocation and risk- adjusted returns • Benefiting from strategic investments in LOBs

9 Regions' consistent outperformance Adjusted PPI(1) Less Adjusted Net Charge-offs(1) to RWA(2) Regions' earnings, including credit costs, have been top quartile for 12 straight quarters 2.16 2.33 2.29 2.33 2.44 2.23 2.19 2.54 2.68 2.76 2.72 2.43 2.09 1.73 1.74 1.86 1.97 1.91 1.78 1.63 1.89 2.28 2.23 2.04 1.83 1.51 RF Peer Median 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 (1) Non-GAAP; see Appendix for reconciliation. The only period that includes adjusted charge-offs is 3Q22. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of 3Q23 and 2Q23 disclosed amounts (same process for prior quarters) some peers are estimated in the current quarter. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

10 ROATCE: Industry leading performance 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 24.1% 26.7% 23.8% 20.6% 12.0% 11.0% 12.0% 17.0% 14.7% 8.5% 16.5% 19.3% 20.2% 17.6% 16.8% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 2022 1Q23 2Q23 3Q23 ROATCE Performance Trend vs. Peers(1) (1) Non-GAAP; see Appendix for reconciliation. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. The 2018 ROATCE for Regions was 15.6% excluding a $191M after-tax benefit from discontinued operations primarily related to a gain from the sale of Regions Insurance Group. Other historical periods were also impacted by discontinued operations but to an immaterial extent. RF's 3Q23, 2Q23, 1Q23, 2022 and 2021 ROATCE excluding AOCI (non-GAAP) was 14.58%, 18.14%, 19.85%, 19.61% and 22.85%, respectively. Rank: 1 Rank: 1 Rank: 2 Rank: 1 Rank: 3

11 4.52% 4.69% 4.15% 4.11% 4.07% 4.15% 4.53% 5.05% 5.68% 5.94% 5.91% 4.59% 4.79% 3.88% 3.61% 3.41% 3.64% 4.29% 5.10% 5.54% 5.81% 6.07% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Consistent NIM outperformance aided by hedged loan yield & deposit advantage (1) Source: S&P Capital IQ. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Net Interest Margin vs. Peers(1) 3.48% 3.45% 3.21% 2.85% 2.85% 3.06% 3.53% 3.99% 4.22% 4.04% 3.73% 3.38% 3.31% 2.89% 2.72% 2.60% 2.89% 3.25% 3.52% 3.33% 3.10% 2.98% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Loan Yield vs. Peers(1) • Regions' naturally asset sensitive balance sheet mix and funding advantage consistently produces above peer median net interest margin • Under elevated rate environment, deposit cost stability leads to margin outperformance • Under lower rates, the hedging strategy protects the funding advantage, effectuated through a more stable loan yield 0.26% 0.47% 0.16% 0.05% 0.04% 0.06% 0.15% 0.34% 0.56% 0.83% 1.16% 0.49% 0.73% 0.22% 0.04% 0.03% 0.07% 0.25% 0.66% 1.12% 1.51% 1.91% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Deposit Costs vs. Peers(1)

NII & margin performance

GENERATING Consistent Sustainable Long-term Performance

FTE NII and NIM
($ in millions)



$1,274
3.53%
$1,393
4.04%
$1,304
3.73%
3Q22
2Q23
3Q23
NII
NIM

NII Attribution



$1,381
$1,291
2Q23
Market Rates(1)
Deposit Cost/Mix
Hedges
Lease Yield Adj.
Days / Other
3Q23

	Market Rates[1]	Deposit Cost/Mix	Hedges	Lease Yield Adj.	Days / Other	3Q23
NII	+$69M	-$108M	-$49M	-$8M	+$6M	-$90M
NIM	+20bps	-31bps	-14bps	-2bps	-4bps	-31bps

Drivers of NII and NIM

- NII -$90M, or -6.5% QoQ; NIM -31bps to 3.73%
- Higher long-term rates increase new production fixed-rate asset yields and reduce securities premium amortization[1]
- Higher short-term rates overcome by deposit balance and pricing normalization
  - 3Q deposit cost = 1.16%
  - 3Q interest-bearing deposit cost = 1.81% (34% cycle-to-date beta)
- Beginning of active period on $6B of previously added, forward starting hedges reduces NII in the current rate environment; reduces NII volatility to future rate moves
- Negative one-time, leveraged lease residual value adjustment in 3Q

Expectations for 4Q23 & Beyond[2]

- As Fed Funds nears a peak, NII and NIM will see declines from deposit cost normalization and forward starting swaps, offset by asset turnover at higher rates
  - 4Q23 NII expected to decline ~5% vs 3Q23
  - 2023 NII expected to grow ~11% vs 2022; 2024 NII expected to stabilize over the first half of the year and grow over the back half of the year
- Assumes ~40% cycle-to-date int-bearing deposit beta by year-end 2023

(1) Market rate impacts include contractual loan, cash and borrowings repricing; fixed asset turnover at higher market rates; securities premium amortization net discount accretion roughly flat vs 2Q at $19M. (2) Expectations assume flat 09/30/2023 rates: upper-end Fed Funds range ends 2023 at ~5.5%; remaining 2023 avg 10-year U.S. Treasury yield 4.59%.

REGIONS 12

NII Drivers

GENERATING **Consistent Sustainable Long-term Performance**

NII growth expected by the middle of 2024 as the headwinds from deposits and hedges are overwhelmed by the continued repricing of assets in the higher rate environment.

Quarterly NII growth in 2024 will be driven by:

1. **(-) Additional hedges becoming active:** $3B hedge notional enters its active period in both 4Q23 and 1Q24; offset somewhat by increasing gains on previously unwound hedges

2. **(-) Deposit remixing/repricing:** $3-$5B of additional low-cost deposit runoff and higher deposit cost through mid-year 2024 in a higher market rate for longer environment

3. **(+) Fixed rate asset turnover:** $12-$14B of fixed rate loan and securities production/reinvestment expected in 2024 at ~2.50% above maturing yields



Fixed Rate Asset Yields
Hedges
Deposits
Mid-2024 NII inflection; shift to quarterly growth
4Q23
1Q24
2Q24
3Q24
4Q24

Notes:

- **Magnitude of bars is not to scale; intended to show directional differences within and across quarters.**
- Other NII drivers not presented include market rate movements, loan growth, days, one-time adjustments, etc.

REGIONS | 13

14 Floating 54%Fixed 46% Deposits 82% Borrowings 4% Other 3% Equity 11% • Balance sheet position naturally benefits from higher interest rates (i.e. asset sensitive), supported by ◦ Large floating rate loan and cash mix ◦ Large, stable deposit base as evidenced over multiple rate cycles • Fixed-rate securities and receive-fixed hedges necessary to insulate the natural interest rate sensitivity in the balance sheet ◦ Unrealized losses from securities and hedges more than offset by higher value of deposits in higher rate environment IB 54%NIB 35% Time 11% Loans 64% Securities 18% Cash 5% Other 13% Floating 39%Fixed (ex Hedges) 46% Fixed Hedges 15% $126B Loans(2)(3) $99B Balance sheet profile (as of September 30, 2023) Portfolio Compositions $154B Assets(1) Liabilities & Equity $154B Wholesale Borrowings(2) $6B Deposits (1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Including spot starting balance sheet hedges as of 9/30/23; forward starting derivatives excluded. Forward starting derivatives will fully phase in during 1Q24, expecting to move fixed rate loan mix from 61% to between 65% and 70%. (3) ARM mortgage loans are included as floating rate loans.

15 Cash / Earning Assets Bo rr ow in gs / E ar ni ng A ss et s Cash vs Borrowings 0% 5% 10% 15% 20% —% 5% 10% 15% 20% Balance sheet positioning advantage Strong deposit franchise and funding position provide an opportunity for flexibility and outperformance in a monetary tightening environment (1) RF's calc utilizes cash at the Fed and excludes unrealized gain/loss on AFS securities from earning assets. **All balances are ending as of 9/30/23; Source: SEC reporting; Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, and ZION. Loan-to-Deposit Ratio 92% 87% 84% 81% 81% 80% 80% 79% 79% 78% 75% 75% 72% 72% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 RF Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 Non-interest Bearing to Total Deposits Ratio 45% 38% 35% 35% 33% 29% 27% 26% 26% 25% 22% 22% 21% 19% Pe er 1 Pe er 2 Pe er 3 RF Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 Peer Median:80% Peer Median:26% Total Liability Cost (bps) 254 250 247 238 229 227 223 219 218 216 206 191 182 138 Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 RF Peer Median:223bps (1) Ample cash supported by low borrowing utilization RF

16 RF IB Deposit Cost ('15-'19) Peer Median ('15-'19) RF IB Deposit Cost (Current) Peer Median (Current) —% 0. 50% 1. 00% 1. 50% 2. 00% 2. 50% 3. 00% 3. 50% 4. 00% 4. 50% 5. 00% 5. 50% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2.50% 5.43% 0.82% 1.81% 1.03% 2.60% Fed Funds RF IB Deposit Cost Peer Median 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 59% 35% 49% 55% 29% 34% Peer Median RF '04-'07 Cycle '15-'19 Cycle Current Cycle 0% 25% 50% 75% (1) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) Current cycle 4Q21 through 3Q23 Regions' deposit advantage Deposit Pricing Outperformance Expected to Persist Interest-bearing Deposit Costs(1) Full Cycle Interest-bearing Deposit Betas(2) Interest-bearing Deposit Costs by Fed Funds Level(1) During the prior cycle, betas would have continued higher if: – Fed hiked further – Rates remained near peak longer IB D ep os it Y ie ld Fed Funds Level • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group through multiple rising rate cycles • Project betas to reach ~40% by year-end 2023, and to drift higher over the first half of 2024 given: ◦ Market rates remaining near their peak for longer than previously anticipated ◦ Continued remixing out of lower cost deposits into higher cost funding sources • Though pricing pressures are expected to continue, Regions still anticipates outperforming the peer beta through the cycle

Conservative Interest Rate and Liquidity Risk Management

- Since early in the pandemic, Regions employed various analytical tools to better understand the unprecedented influx of deposits
- Considering the significant uncertainty arising from the 'surge,' Regions chose to maintain a conservative elevated cash balance, foregoing potential earnings enhancement
- Largely, the predictions espoused by Regions proved accurate and have contributed to our favorable balance sheet positioning today
- In turn, decisions to retain surge deposits in cash, rather than deploying into securities has benefited Regions' liquidity and interest rate risk positions in today's environment

	Deposit Balance	
	Guidance	*Realized*
FY22	-$5B to-$10B	-$7.3B
1H23	-$3B to -$5B	-$4.8B



Post-Pandemic Balance Sheet Flows(1)
$ Billions
160
140
120
100
80
60
40
20
-
Deposits
Cash
Securities
Peak Increase
+$44B
Decline from Peak
-$15B
+$25B
-$21B
+$6B
-$3B
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23



% of Deposit Increases Invested in Securities(1)
RF
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
–%
9%
1%
7%
1%
9%
3%
8%
4%
13%
4%
8%
4%
6%
4%
6%
5%
7%
6%
7%
6%
5%
7%
9%
9%
8%
13%
8%
Max Chg in Securities/Assets
Max Chg in Deposits/Assets

(1) Balances represent quarter end; securities include the unrealized gain/loss on AFS securities; starting point 4Q19 and peak increases for different balance sheet items/banks occur in different quarters . Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

REGIONS 17

Balance sheet positioning

Well-protected margin in the mid-3%s

GENERATING Consistent Sustainable Long-term Performance

Net Interest Income Sensitivity Drivers

Sensitivity to Short-Term Rates

- ~55% floating rate loans excl. hedges; forward-starting hedge protection increases until 1Q24
- Large, stable deposit funding base and historically low betas

Sensitivity to Long-Term Rates

- ~$12-$14B annual fixed rate loan production and securities reinvestment; mostly exposed to middle tenor rates
- Reduced premium amortization from lower prepay speeds and lower purchase prices on monthly reinvestment

Balance Sheet Positioning

- Mostly neutral and balanced asset/liability management position
  - Asset duration = 2.6 years; liability duration = 2.6 years, using historically-informed approximations
- Asset sensitivity has declined later in the rate cycle by design through forward-starting hedges and deposit mix shift/re-pricing
- Well protected NIM profile in the mid-3%s under any rate environment

12 month NII change from Forwards (Base)

Parallel, Instantaneous Rate Shocks[1]



12 months beg.
12/31/22
9/30/23
+100bps ex-NIB mix shift[2]
+100bps
Fwds (Base)
-100bps
+$205M
+$121M
-$222M
Neutral position with remixing buffer in model
+$57M
+$10M
-$61M

Forward starting hedges and deposit re-mixing have added protection to falling rates since year-end 2022

Deposit Behavior Assumption Sensitivities

+100bps scenario[1]

Standard Assumption	Assumption Shock	Impact
Forwards (base) beta: 40% cumulative in 4Q23; Incremental up rate beta: ~45%	+/- 5% beta	-/+$40M
Stable/modest deposit balance outflows	+/-$1B in bals	-/+$22M
Forwards (base) deposit mix shift[2]: low-30% NIB/total deposits; incremental up rate shift: $1.5B from NIB to CDs	+/-$1B mix shift	-/+$28M

REGIONS 18

(1) Parallel instantaneous shocks represent differences in NII over the next 12 months using the forward yield curve & base corporate forecast balance sheet
(2) Rising rate shock results include the impact of a deposit balance mix shift from non-interest bearing balances into interest-bearing (time deposits) over the 12 month measurement horizon; mix shift is incremental to remixing already anticipated in the base case

Hedging strategy update

GENERATING Consistent Sustainable Long-term Performance

Cash Flow Hedge Notional[1]

(Quarterly Avg)



Swaps
Collars

(Annual Avg)



as of 9/30/2023	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25	2023	2024	2025	2026	2027	2028
Swap Notional - 2Q23	$14.9B	$18.0B	$21.0B	$21.1B	$20.1B	$19.5B	$19.6B	$13.0B	$20.4B	$19.0B	$15.5B	$10.7B	$4.9B
3Q23 Swap Changes	-	-	-	-	-	-	-	-	-	-	+$1.1B	+$1.5B	+$1.5B
Swap Notional - 3Q23	**$14.9B**	**$18.0B**	**$21.0B**	**$21.1B**	**$20.1B**	**$19.5B**	**$19.6B**	**$13.0B**	**$20.4B**	**$19.0B**	**$16.7B**	**$12.2B**	**$6.4B**
Swap Receive Rate[1]		**3.00%**	**2.89%**	**2.89%**	**2.83%**	**2.85%**	**2.85%**	**3.07%**	**2.86%**	**2.92%**	**2.94%**	**2.94%**	**2.99%**
Collar Notional[2]			**$0.5B**	**$0.5B**	**$1.5B**	**$1.5B**	**$2.0B**		**$1.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$1.0B**

Program Overview

- **Legacy Hedging Program:** Performed as designed, limiting NII & NIM downside during a low-rate environment
- **2021:** Completed hedge repositioning to purposely open rate exposure prior to rates rising
- **2022-23:** Added meaningful future protection at rate levels supportive of longer-term margin goals

Balance Sheet Positioning

- Mostly "neutral" interest rate risk position for 2024-25
- Constructed well-protected margin in the mid-3%s
- Monitoring deposit performance and its effect on interest rate sensitivity

Current Focus

- Continue to look for opportunities to add protection in outer years at attractive levels
  - Added $1.5B in forward-starting (Apr '26), 3-year receive-fixed swaps (3.46%)
  - Added $500M of forward-starting (Jan '25), 4-year costless collars
- Added small amount of fair value, pay fixed swaps[3] to hedge near-term portion of securities reinvestment and associated AOCI

(1) Floating rate leg of swaps vs overnight SOFR. (2) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (3) $200M in 3yr pay fixed, spot starting, fair value hedges versus overnight SOFR were executed across Q3 through 10/31/23.

REGIONS 19

Securities portfolio provides downside rate protection / liquidity

GENERATING Consistent Sustainable Long-term Performance

- Portfolio constructed to protect against changes in market rates
  - Duration is fully extended at ~4.5 years as of 9/30/2023; provides offset to long-duration deposit book
  - ~36% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs)
  - MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations
- 96% US Government or Agency guaranteed
  - $1.0B high quality, investment grade corporate bond portfolio is short-dated (2.1 year duration) and well diversified across sectors and issuers
  - The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties
- 97% classified as Available-for-Sale
- In Q3, reinvestment was accretive to portfolio yield by ~3.25% vs paydowns/maturities
- Pre-Tax unrealized losses on AFS Securities expected to decline ~21% by year end 2024 and ~36% by year end 2025[2]

Securities portfolio composition[1][3]



Corporate Bonds 4%
Agency/UST 8%
Non-Agency CMBS —%
$27.0B
Agency CMBS 28%
Agency MBS 60%

Pre-Tax AFS Unrealized Losses[2]

% Represents Cumulative Decline



$—
$(2)
$(4)
$(6)
-6%
-21%
-36%
09/30/23
YE 2023
YE 2024
YE 2025

(1) Includes AFS securities, the $4.1B unrealized AFS loss, and $772M HTM securities as of 9/30/2023 (excludes $69.3M unrealized HTM loss)
(2) $ in Billions. Estimated, using market forwards and portfolio as of 9/30/2023
(3) $200M in 3yr pay fixed, spot starting, fair value hedges versus overnight SOFR were executed across Q3 through 10/6/2023

REGIONS 20

Non-interest income

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Income
($ in millions)



$605
$576
$566
3Q22
2Q23
3Q23

Adj. Non-Interest Income[1]
($ in millions)



$606
$576
$567
3Q22
2Q23
3Q23

($ in millions)	3Q23	Change vs 2Q23	Change vs 3Q22
Service charges	$142	(6.6)%	(9.0)%
Card and ATM fees	126	(3.1)%	—%
Capital markets (Ex CVA/DVA)	67	(13.0)%	(6.9)%
Capital markets - CVA/DVA	(3)	66.7%	(114.3)%
Wealth management income	112	1.8%	3.7%
Mortgage income	28	7.7%	(24.3)%

QoQ outlook

- NIR decreased 2% on a reported and adjusted[1] basis as modest increase in mortgage and wealth management income was offset by declines primarily in service charges and capital markets
- Mortgage benefited from $6.2B UPB MSR bulk purchase in early 3Q; Expect FY23 service charges of ~$590M (24-hr grace fully included in 3Q); Treasury Mgmt. revenue on track to produce another record year
- Total capital markets income decreased $4M; ex. CVA/DVA decreased 13% sequentially, as increases in M&A fees were offset by declines in most other categories
  - ($3)M CVA/DVA adjustment; $6M improvement vs. 2Q Expect 4Q23 capital markets revenue in $60-$80M range ex. CVA/DVA
- RF annual debit interchange revenue subject to new NPR is ~$310M

Total revenue outlook

- Expect full-year 2023 adjusted total revenue to be up 5-6% compared to 2022

(1) Non-GAAP; see appendix for reconciliation.

REGIONS 21

22 Consumer 47% Wealth Management 20% Corporate 33% 3Q23 fee revenue by segment(1) Diversified non-interest income ($ in millions) • Consumer fee income categories include service charges on deposit accounts, card and ATM fees, and mortgage income generated through origination and servicing of residential mortgages Consumer Wealth Management • Wealth Management offers individuals, businesses, governmental institutions and non-profit entities a wide range of solutions to help protect, grow and transfer wealth • Fee offerings include trust and investment management, asset management, retirement and savings solutions and estate planning Corporate • Corporate fee income categories include capital markets and treasury management activities • Capital markets activities include capital raising, advisory and M&A services and mitigating risk with rate, commodity and foreign exchange products • Treasury management activities focus on delivering traditional cash management services, commercial card, and global trade products to client $566M (1) Pie %'s exclude the non-interest income from the Other Segment totaling $16 million.

23 Capital Markets Growing products and services that our clients value Our associates delivered results • 2022 vs. 2021 growth was driven by improvements in CVA/DVA, Real Estate loan syndications, and interest rate & commodity derivatives products • Capital Markets Income (ex. CVA/DVA) $68M in 3Q; expected in the $60M-$80M range in 4Q • Sabal 3Q23 volumes up 48% vs 3Q22 • Clearsight 2023 YTD revenue up 36% vs. 2022 YTD Capital markets is an umbrella over capital raising, risk management, and advisory services Capital Markets Product Solutions Real Estate • Multifamily loan origination & distribution ◦ Fannie Mae ◦ Freddie Mac ◦ HUD • All property types loan origination & distribution ◦ CMBS • Real Estate loan syndications • Low income housing tax credit distribution Financial Risk Management • Interest Rate Derivatives • Commodity Derivatives • Foreign Exchange Debt & Capital • Loan syndication • Sponsor coverage • Loan sales & trading • Public and private capital raising Structured Products • Asset backed loan warehousing & fixed income underwriting • Private equity subscription lines Client Coverage Areas • Corporate Banking • Commercial Banking • Commercial Real Estate • Specialized Industries • Wealth Management Capital Markets Annual Revenue(1)(2) Mergers & Acquisitions • M&A Advisory Services (1) Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other". (2) Decline in 2019 revenue was due to market conditions impacting M&A, Derivatives and CVA/DVA. $73 $104 $152 $161 $202 $178 $275 $331 $339 $174 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD

Treasury Management

GENERATING Consistent Sustainable Long-term Performance

Enabling our clients to optimize cash flow and manage risk with a comprehensive & competitive suite of Treasury Management solutions

Steadily Growing our Treasury Management Business

- +9% Treasury Management Revenue[1]
- +8% Portfolio of Treasury Management Clients[2]
- +8% Digital, Payment & Integrated Services Revenue[3]
- +18% Global Trade Services Dollar Volume[4]

Earning Recognition for Excellence in Global Trade Finance

EXIM EXPORT-IMPORT BANK OF THE UNITED STATES

- 2022 Deal of the Year
- Lender of the Year (2021)
- Highest Delegated Lender Authority
- EX-IM Medium Term Note Financing

SBA

- Export Working Capital Lender of the Year (2022 & 2019)
- #1 SBA Export Lender for 4 Consecutive Years
- Export Working Capital Preferred Lender

Continually Investing in Technology & Talent

- Delivering capabilities in line with our **"Build/Partner/Invest"** strategy
- Expanding client access via **enhanced digital solutions** and **expanded self-service capabilities**
- Providing additional **online and mobile functionality**
- Launching new **cash flow management tools** and leveraging **APIs**, including new **secure connectivity tools for companies' enterprise systems**
- Enhancing **fraud mitigation** resources
- Simplifying **business travel management** with new Commercial Pay solution
- Adding **Treasury Management sales talent** in core & expansion markets as well as product & support functions
- Expanding support for subsidiaries of international corporations operating in the U.S. by launching the **International Subsidiaries Banking group**

REGIONS 24

(1) YTD Treasury Management Revenue Growth, September '22 to September '23. (2) YoY Client Growth, August '22 to August '23. (3) YoY Digital, Payments & Integrated Revenue, August '22 to August '23 (4) YoY Trade Services Dollar Volume Growth, September '22 to September'23.

Deposit account policy changes

Providing customers capabilities to be more financially sound

GENERATING Consistent Sustainable Long-term Performance

Adjusted Non-Interest Income[1][2]

($ in millions)



$2,109
$2,379
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

- Overdraft fees have declined over $175M since 2011 while total adjusted NIR increased ~$270M over that same time period by growing & diversifying revenue through expanded fee-based services including:
  - Mortgage
  - Capital markets
  - Wealth management
  - Card & ATM
- The enactment of Regulation E and debit interchange legislation had a combined $300M negative impact on Regions' fee income
- Track record of consistent non-interest income growth

Updated NSF/OD Policies

Regions is committed to making banking easier for our customers.

Details of Regions' Announcements[3]:

- ✓ *1Q22*-Eliminate overdraft protection transfer fees
- ✓ *2Q22*-Reduce daily cap for overdraft occurrences to 3
- ✓ *2Q22*-Eliminate all NSF fees
- ✓ *3Q22*-Early access to direct deposit
- ✓ *3Q22*-Small dollar LOC available for qualifying customers
- ✓ *2Q23*-Implemented 24hr Grace period for OD fees

Regions has made significant changes and upgrades while continuing to provide clients with resources needed to succeed in managing their finances.

Enhancements

- Expansion of alert capabilities
- Enhanced available balance views in digital channels
- Intraday visibility of checks cleared

Product Features

- Bank On certified Now Checking account
- Simplified transaction posting order
- Reduced fees
- Customer education tools

(1) Non-GAAP; see appendix for reconciliation. (2) 2011-2013 adj. NIR was not restated to exclude Regions Insurance revenue, which was moved to discontinued operations after 2018 divestiture. (3) For specific account details and eligibility requirements see "Regions Bank Announces New Steps to Reduce Overdraft Charges, Eliminate Non-Sufficient Funds Fees" press release dated January 19, 2022, and "Regions Bank Gives Customers More Time To Avoid Overdrafts" press release dated June 15, 2023.

REGIONS 25

26 Industry origination volume forecasted to be down 29% versus 2022(1) Closed mortgage volume is estimated to be $1.6T in 2023 across the US(1) Continuing to focus on growing servicing through acquiring new MSRs Enhancing MLO execution to drive customer experience and improve cycle time 757 Avg. FICO 53% current LTV Exceeds market in percentage of purchase production volume at 91% in 3Q vs 82% for the industry(1) Mortgage remains a key component of fee revenue Investing For Growth Prime Portfolio Delivery Efficiency Mortgage Servicing Market Strength 37% lower origination and fulfillment cost than industry average(2) Omnichannel capabilities & partnership with retail bank create competitive advantage Servicing expense lower than peer average(2) $82B servicing portfolio(3) as of 3Q23 with capacity to grow to $100B+ Additional $6.2B UPB in MSRs acquired in early 3Q23 bulk purchase (1) Mortgage Bankers Association – October 2023 Forecast. (2) MBA Stratmor (3) Includes residential owned portfolio and serviced for others.

Non-interest expense

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Expense
($ in millions)



$1,170
$1,111
$1,093
62.3%
56.4%
58.5%
3Q22
2Q23
3Q23
Non-interest expense
Efficiency ratio

Adj. Non-Interest Expense[1]
($ in millions)



$988
$1,110
$82
$1,089
$53
52.6%
56.4%
58.2%
3Q22
2Q23
3Q23
Adjusted non-interest expense(1)
Incremental operational losses
Adjusted efficiency ratio(1)

Adj. Non-Interest Expense[1][2]
($ in millions)



2.3% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
2016
2017
2018
2019
2020
2021
2022

QoQ highlights & outlook

- Non-interest expense decreased ~2% on a reported and adjusted basis[1]; Ex. incremental operational losses in both quarters, 2% decline in adj. NIE would have been a 1% increase
  - Incremental operational losses of $82M in 2Q and $53M in 3Q are associated with elevated fraud
- Salaries & benefits decreased ~2% due to lower incentives and payroll taxes
- FDIC special assessment of ~$111M expected in 4Q23 (assumes adopted as drafted; is not included in FY23 expectation)
- Other NIE increased 12% primarily driven by a $7M pension settlement charge
- Committed to prudent expense management focusing on largest categories- S&B, occupancy and vendor spend
- Expect full-year 2023 adjusted NIE to increase ~9.5% compared to 2022; Ex. $135M in incremental operational losses (2Q+3Q), expect 2023 adjusted NIE to be up ~6% compared to 2022

(1) Non-GAAP; see appendix for reconciliation. (2) Adjusted NIE in 2020-2022 were impacted by 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors.

REGIONS 27

28 48% 45% 7% 64% 34% 2% 28% 64% 6% 2% $764M $99B $125B 3Q23 Pre-tax pre- provision income(1) 3Q23 Average deposits 3Q23 Average loans (1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling $3 million. Business segments Consumer Corporate Wealth Management Other

Investments in our businesses

GENERATING Consistent Sustainable Long-term Performance

Investments in talent, technology and strategic acquisitions continue to pay off

CORPORATE

Treasury Management revenue grew 9% YoY[1]; Global Trade Services dollar volume up 18% YoY, driven in part by investments in talent

Clearsight fees up 36% YoY; Real Estate Capital Markets fees up 18% YoY

Small Business initiatives driving results: Ascentium Capital generating solid loan production & cross-sell opportunities; new Franchise Lending unit continues to build momentum, with YTD loan production doubling 2022 performance

Modernized existing CRM to Salesforce Financial Services Cloud

Continued focus on fraud prevention through cybersecurity enhancements

CONSUMER

Mobile users increased 6.7% YoY

Industry leading Customer Satisfaction

EnerBank generating high quality loans, 784 average FICO for YTD production

Increased marketing in strategic growth markets; ~5% increase for FY 2023

MSR acquisition of $6.2B UPB completed in July 2023

1st in VISA Power Score for 38 consecutive quarters on Debit

Continue to grow consumer net checking accounts ~1%+ per year

Average balance of new checking customers is higher than pre-pandemic new account vintages by 10-15%

WEALTH

Increase in revenue per quality relationship[2] of 5%

Digital efforts driving 13x increase YoY in web traffic to PWM landing page on Regions.com, resulting in higher utilization of Guided Discovery, Wealth Management's online lead generation solution

Transforming how we serve our clients through Wealth Client IQ, surpassing retention goal of 93.4% YTD driving an additional $1.8M of revenue

Investment Management & Trust revenue up 7% over 3Q22

Focused efforts around Building High Performing Teams by hosting *Wealth Connections*, our DEI forum, bringing a sense of belonging and connection amongst Wealth associates to continue driving engagement

REGIONS | 29

(1) YTD Treasury Management Revenue Growth, September '22 to September '23, YoY Trade Services Dollar Volume Growth, September '22 to September'23. (2) Quality Relationships defined as having a cumulative $500K in loans, deposits and IM&T accounts, revenue per Quality Relationship measured over TTM, Aug '23 vs Dec '22.

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING Consistent Sustainable Long-term Performance

Continuing to Deliver Strong Results

3Q23 Revenue Growth with revenue 3% higher than 3Q22

EnerBank Revenue Growth with revenue 8% higher than 3Q22

Consumer Deposit Growth of +16% (2020-2023)[(1)]

3Q23 Loan Growth of 3%, year-over-year, and 1% vs 2Q23

Delivering Solid Customer Satisfaction & Loyalty

#1 for payment volume and transactions through 2Q23 for new accounts and total accounts per Visa power score

Top-quartile in customer loyalty per Gallup

Top-quartile in branch customer service per Gallup

Delivered ~650K Greenprint personalized financial plans through September, with the goals of deepening customer relationships & providing additional solutions based on customer needs

Strategic Investments Across The Business

Premier Lender to Homeowners

EnerBankUSA®

Successful integration of EnerBank

Built deeper lead analytics tools for MLOs

Home Equity Modernization

ROSIE:
Regions
Optimal
Solutions
Intelligence
Engine

Omnichannel Experience

REGIONS 30

(1) Consumer Bank – LOB Average Deposits 3Q23 vs. 3Q20.

Corporate Banking Group

Driving continued long-term performance for our clients & our shareholders

GENERATING Consistent Sustainable Long-term Performance

Executing on Investments to Engage & Deepen our Client Base

Acquisitions well positioned for revenue synergies: **Clearsight** fees up 36% YoY; **Real Estate Capital Markets** fees up 18% YoY

Optimized how we serve Small Business Customers with **Local Small Business Relationship Managers, SBA, and Franchise**

Expanded support for subsidiaries of international corporations operating in the U.S. by launching the **International Subsidiaries Banking** group

Generated solid cross-sell opportunities through retail Branch network channel with **Ascentium Capital**

Driving Growth with a Client Centric Model

Growing Revenue +1% vs the prior year driven by higher interest rates and growth in Treasury Management offset by CVA/DVA

Broad Based Loan Growth of +10% vs the prior year, with most new commitments coming from existing clients

Treasury Management Revenue grew 9% YTD(1), achieving a new record driven by client base growth of 8%(2)

Client Liquidity is down as expected vs YE22, as clients access liquidity and search for higher yielding options

Cultivating Strong & Lasting Relationships

Building out **Treasury Management solutions** to optimize clients' full cash conversion cycle and maximize overall capital efficiency

Digitizing and streamlining onboarding to provide clients a consistent, simple experience with **Relationship IQ Portal**

Identifying cash flow centric conversations powered by data & analytics with **Relationship Client IQ**

Modernized Real Estate Banking capabilities supporting Homebuilders and Investors with **BUILT** & **Blooma**

Modernized existing CRM to simplify client experiences and processes with **Salesforce Financial Services Cloud**

REGIONS 31

(1) YTD Treasury Management Revenue Growth, September '22 to September '23(2) YoY Client Growth, August '22 to August '23

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING **Consistent Sustainable Long-term Performance**

Customer Experience & Communication

Momentum across all markets through growth and protecting our core business through continued engagement and solid partnerships with Consumer Banking and Corporate Banking

Showcased **Our Best Thinking** on social media. Developed and shared 55 posts with specific content related to wealth across our social media platforms delivering 148K impressions and an engagement rate of 1.62%. LinkedIn gained 400 new followers in the last month reaching 2.8K followers

Providing **thought leadership through advice, guidance and education,** in our refreshed Insights Magazine, Life Insurance article and the refreshed Weekly Market Commentary Campaign to continue driving traction

Navigating the current environment, has brought a refreshed focus on business continuity planning with a more coordinated approach amongst all partners, leveraging resources and insight across the businesses, with a heavy focus on social media activity and communication

Delivered Strong Results

Strong Quarterly NIR with growth of $4.8MM, or 4.5%, YoY driven by strong IM&T production and Money Market Mutual Fund fees

Assets Under Management increased 4.8% YoY driven by record IM&T Sales and improved equity market conditions

Grew Total Investment Services Assets +$2.6B or 17.2% YoY

Average Deposits down (0.5%) Linked Quarter. **Ending Deposit** Balance up 9%, as balances stabilized and rebounded during the quarter

Strategic Technology Investments & Data Analytics

Driving incremental deposits from Private Wealth Management clients through increased marketing efforts and special CD rates

Digital efforts driving 13x increase YoY in web traffic to PWM landing page on Regions.com, resulting in higher utilization of Guided Discovery, Wealth Management's online lead generation tool

Transforming how we serve our clients through Wealth Client IQ and surpassing **client retention** goal of 93.4% YTD with an additional $1.8M 2023 revenue impact

Focused efforts around building high performing teams by hosting *Wealth Connections*, our DEI forum, bringing a sense of belonging and connection amongst Wealth associates to continue driving engagement

REGIONS 32

33 • Avg business loans remained stable; expect increased lending opportunities but reserving capital for full relationship business • Avg consumer loans increased 1% as growth in avg mortgage and EnerBank partially offset by declines in home equity and run- off in exit portfolios ◦ Other Consumer includes ~3% growth in avg EnerBank loans • Subsequent to quarter end, executed a sale of Consumer Exit Portfolio of ~$300M • Expect 2023 reported ending loan balances to grow in the low-single digits compared to 2022 Loans Softening demand but continuing to support our clients $94.7 $99.2 $98.9 63.2 66.0 65.4 31.5 33.2 33.5 3Q22 2Q23 3Q23 (Ending, $ in billions) $94.7 $98.6 $98.8 62.4 65.7 65.4 32.3 32.9 33.4 3Q22 2Q23 3Q23 Loans and leases (Average, $ in billions) Business loansConsumer loans QoQ highlights & outlook

34 $51.7 $4.8 $0.3 $6.3 $2.3 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 3Q23 average loan composition $19.9 $5.7 $6.1 $0.4 $1.2 Mortgage Home Equity Other Consumer Other Consumer - Exit Portfolios Consumer Credit Card Average consumer loans $33.3B Average business loans $65.4B ($ in billions)($ in billions)

Commercial & IRE loans

As of 09/30/23			
($ in millions)	Total Commitments	Outstanding Balances	% Utilization
Administrative, Support, Waste & Repair	$2,487	$1,616	65%
Agriculture	515	295	57%
Educational Services	3,980	3,369	85%
Energy	4,916	1,668	34%
Financial Services - Banking & Trust	9,972	4,380	44%
Financial Services - Insurance, Leasing & Funds	5,842	3,012	52%
Government & Public Sector	3,650	3,226	88%
Healthcare	5,698	3,256	57%
Information	4,198	2,887	69%
Professional, Scientific & Technical Services	4,368	2,528	58%
Real Estate - REIT	10,222	5,262	51%
Real Estate - non REIT	8,232	4,027	49%
Religious, Leisure, Personal & Non-Profit Services	2,216	1,592	72%
Restaurant, Accommodation & Lodging	1,731	1,419	82%
Retail Trade	4,908	2,726	56%
Transportation & Warehousing	5,231	3,491	67%
Utilities	6,006	3,031	50%
Wholesale	7,863	4,240	54%
Manufacturing	9,943	4,754	48%
Other[(1)]	304	(72)	(24)%
Total Commercial	$102,282	$56,707	55%
Land	$102	$89	87%
Single-Family/Condo	1,270	680	54%
Hotel	223	215	96%
Industrial	1,351	1,136	84%
Office	1,559	1,481	95%
Retail	369	360	98%
Multi-Family	5,513	3,297	60%
Other[(1)]	1,732	1,479	85%
Total Investor Real Estate	$12,119	$8,737	72%

(1) Contains balances related to non-classifiable and invalid business industry codes offset by payments in process and fee accounts that are not available at the loan level.

GENERATING Consistent Sustainable Long-term Performance

- Commercial Real Estate Total Commitments and Outstanding Balances comprise 14% and 12% of Total Commercial, respectively
- Commitments to make commitments are not included
- Utilization % presented incorporates all loan structures in the portfolio; utilization on revolving line structures was 43.3% at 09/30/2023
- Investor Real Estate is categorized based on property type
- Total Office outstandings are $1.64B with the REIT portion included in Commercial's Real Estate-REIT total
- Total CRE (IRE + CRE Unsecured) outstandings of $15.65B includes $1.65B of the Real Estate-non REIT total and $5.26B of the Real Estate-REIT total

REGIONS 35

36 $135.4 $127.0 $126.2 85.5 81.6 81.0 38.3 35.3 34.7 9.4 7.2 7.8 2.2 2.9 2.7 3Q22 2Q23 3Q23 $135.5 $125.5 $125.2 84.7 81.0 80.0 39.1 34.9 34.9 9.5 7.4 7.5 2.2 2.2 2.8 3Q22 2Q23 3Q23 Deposits Normalization occurring as expected (1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) Wealth Mgt Other(1) Consumer Bank Corporate Bank QoQ highlights & outlook • Deposit base remains a source of strength, balances continue to perform as expected • Modest deposit declines, in line with expectations, largely driven by late- cycle rate-seeking behavior • Corporate Bank customer liquidity under management remains stable • Focus on attracting and retaining a diverse and granular deposit base with high primacy, which drives loyalty & trust and supports funding stability • Ending total deposits are expected to be stable to modestly lower in 4Q; Expect continued re-mixing into interest-bearing categories (Ending, $ in billions) Deposits by Segment (Average, $ in billions)

37 Median Consumer deposit balances Retail Deposits De c- 20 19 M ar -2 02 0 Ju n- 20 20 Se p- 20 20 De c- 20 20 M ar -2 02 1 Ju n- 20 21 Se p- 20 21 De c- 20 21 M ar -2 02 2 Ju n- 20 22 Se p- 20 22 De c- 20 22 M ar -2 02 3 Ju n- 20 23 Se p- 20 23 (1) Excludes customers with zero-balance or overdrawn accounts and excludes branch small business customers. Median Consumer Customer Deposit Balances(1) (12/31/2019-9/30/2023) • Income growth within our footprint remains robust (outpacing the national average) and inflation has cooled- which has helped to sustain a Median Consumer customer deposit balance that is roughly 44% higher versus December 2019 • While aggregate Consumer deposit declines YTD are largely attributable to effects of normalization and rate-seeking behavior amongst certain higher balance clients, many Consumer customers are maintaining higher balance levels relative to their pre-pandemic levels Up ~44% Stimulus Rounds 2 & 3 Stimulus Round 1

Checking balances and Spending levels

GENERATING Consistent Sustainable Long-term Performance


Balances and Avg Monthly Consumer Customer Spend vs. 2019
60%
40%
20%
–%
% Change vs. 2019
Ratio of balances to spend +30%
Ratio within 10% of 2019 trend level
2019 Average
1Q22
3Q23
Change in Consumer Checking Deposits (1)
Change in Debit Activity (1)

- The relationship between checking balances and spending levels is approaching pre-pandemic norm
- Consumer checking balances to aggregate average monthly spend ratio rose by roughly 30% from 2019 to 2022 and has trended down to within 10% of the 2019 average
- Despite the expected deposit dollar declines, RF has consistently generated annual net checking account growth

(1) Balances are consumer checking average balances and exclude private wealth and branch small business. Spend is inclusive of all debits excluding wires and internal transfers between Regions accounts.

REGIONS 38

Diversified deposit base

GENERATING Consistent Sustainable Long-term Performance

Insured/Uninsured Deposit Mix(1)(2)



Retail Uninsured
$7.8
Other
$–
Wholesale Non-Operational Uninsured
$10.0
Wholesale Operational Uninsured
$14.5
Less Stable Categories
$126.2B
Retail Insured
$79.9
Wholesale Insured
$4.0
More Stable Categories
Public Funds + Trust
$9.9

- ~74% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust); >95% of Total Deposits are associated with customers who reside within our 15-state branch footprint
- Wholesale deposits are well-diversified with no single industry accounting for more than 14% of wholesale deposits as of 9/30/2023
- A vast majority (91%) of retail deposits are covered by FDIC insurance
- No single depositor exceeds 1% of total deposits
- Average Consumer NIB Account balance of ~$5,100 (as of 3Q23)
- >90% of consumer checking households include a high-quality checking account(3); further, >60% of consumer checking deposit balances are with customers that have been with Regions for 10 years or more
- Relative to peers, RF has a low concentration of brokered or reciprocal deposits, leaving ample capacity for further strategic use of the products if desired

REGIONS 39

(1) $ in billions as of 9/30/2023. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

40 Deposit advantage Well diversified deposit base vs. Peers (1) As of 6/30/2023. Source: Bank Call Reports / SEC filings. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. ...Resulting in one of the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... 3Q23 Cumulative IB Deposit Beta • Regions ranks at or near the top vs. peers in several metrics measuring the retail/granular nature of our deposit base • These facts bear out in the advantaged beta observed this cycle 64% 64% 62% 60% 60% 59% 57% 56% 55% 55% 55% 54% 54% 50% Peer 4 RF Peer 3 Peer 2 Peer 5 Peer 6 Peer 1 Peer 12 Peer 7 Peer 9 Peer 11 Peer 10 Peer 8 Peer 13 56% 54% 53% 50% 50% 50% 50% 49% 47% 46% 45% 44% 44% 42% RF Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 34% 43% 46% 46% 46% 48% 48% 49% 53% 53% 55% 57% 58% 63% RF Peer 10 Peer 8 Peer 13 Peer 4 Peer 2 Peer 1 Peer 5 Peer 12 Peer 7 Peer 11 Peer 9 Peer 6 Peer 3

Strong liquidity

GENERATING Consistent Sustainable Long-term Performance

Key Liquidity Position/Levels as of 9/30/2023

$ in Billions

Position as of	12/31/2022	03/31/2023	6/30/2023	9/30/2023
Cash at the Federal Reserve[1]	$ 9.1	$ 6.5	$ 7.5	$ 7.5
Liquid Securities Free to Use incl. BTFP[2]	18.5	20.7	20.0	18.9
Liquid IG Corporate Bonds	0.7	0.6	0.6	0.6
Regions Highly Liquid Assets incl. BTFP	$ 28.3	$ 27.8	$ 28.1	$ 27.0
Other Unencumbered Securities	0.1	0.1	0.1	0.1
Federal Home Loan Bank Availability	14.5	13.2	10.3	11.4
Total Primary Liquidity (TPL) incl. BTFP	$ 42.9	$ 41.1	$ 38.5	$ 38.5
Discount Window (DW) Availability[3]	13.2	12.8	14.5	18.2
TPL including BTFP and DW	*$ 56.1*	*$ 53.9*	*$ 53.0*	*$ 56.7*

Regions' liquidity position is strong and stable. Regions' granular deposit base and low level of reliance on wholesale borrowing continues to be a source of strength and stability. As of 9/30/2023:

- Available total primary liquidity was ~$38.5B (see table above), from readily usable sources. Including capacity at the discount window, liquidity to uninsured deposits ratio is approximately 170%[4].
- Regions does not need to sell securities or loans to generate cash, and has reliable capacity at the FHLB or through the Fed's Bank Term Lending Facility in addition to cash already on hand.
- Regions also maintains access to national market funding, brokered funds and unsecured debt issuance.

(1) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (2) 'Liquid Securities Free to Use incl. Bank Term Funding Program (BTFP)' are comprised of Free to Pledge Securities and the incremental BTFP borrowing availability due to Par Value vs Market Value (~$2.3B value for 9/30/23). Liquidity value from Free to Pledge Securities can be obtained via Federal Home Loan Bank, Bank Term Funding Program, repo, sale, or Fed Discount Window. (3) Discount window values are updated monthly and reflect changes in amount and mixture of eligible pledged collateral. (4) This ratio excludes intercompany and secured deposits

REGIONS 41

Capital and liquidity

GENERATING Consistent Sustainable Long-term Performance

Tier 1 capital ratio[1]



10.6%
11.4%
11.6%
3Q22
2Q23
3Q23

Common equity Tier 1 ratio[1]



9.3%
10.1%
10.3%
3Q22
2Q23
3Q23

Loan-to-deposit ratio[2]



70%
78%
78%
3Q22
2Q23
3Q23

QoQ Highlights & Outlook

- **Basel III Endgame** - estimate a low to mid-single digit increase in RWAs under the Expanded Risk Based Approach in addition to the phase-in of AOCI into regulatory capital
  - CET1 adjusted to include AOCI at 9/30 is estimated at 7.6%[3]
- **Minimum Long-Term Debt** - ~$6B of LTD issuance need over several years
- Common Equity Tier 1 (CET1) ratio[1] increased to 10.3%, reflecting solid capital generation through earnings partially offset by common & preferred stock dividends
- From 4Q23 through 3Q24, the Stress Capital Buffer will remain at 2.5%Anticipate continuing to manage CET1 at ~10% over the near term
- In 3Q, Regions declared $225M in common dividends and executed no share repurchases

(1) Current quarter ratios are estimated. (2) Based on ending balances. (3) Non-GAAP; see appendix for reconciliation.

REGIONS 42

43 5.01% 5.63% 6.31% 6.09% 5.82% 7.17% 7.64% 8.02% 8.14% 8.37% TCE Ratio Adjusted TCE Ratio, ex-AOCI 3Q22 4Q22 1Q23 2Q23 3Q23 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% Tangible Common Equity (1) Non-GAAP; see Appendix for reconciliation. • Higher levels of interest rates are generally beneficial to Regions through expansion in net interest margin and deposit value ◦ However, higher rates also result in unrealized losses within our securities and cash flow hedging portfolios which act as a drag on our ratio of TCE to Tangible assets • Regions' TCE ratio, excluding the impact of Accumulated Other Comprehensive Income has grown consistently over the past four quarters Tangible Common Equity(1)

Investing for growth while maintaining focus on capital optimization

GENERATING Consistent Sustainable Long-term Performance

BLACKARCH PARTNERS · FIRST STERLING FINANCIAL · HIGHLAND

2014
- Acquisition of **Fannie Mae DUS License**

2015
- Acquisition of **HUD (MAP) License**

2016
- Entered into **MSR flow-deal** arrangement
- Third-party originated auto portfolio **~$2.0B** moved to runoff
- Return optimization of commercial, OORE and IRE loans began through **Capital Commitments Working Group**

2018
- Sold **Regions Insurance Group**; redeployed capital generated to shareholders

2019
- Dealer Financial Services auto portfolio **~$2.4B** moved to runoff
- Greensky unsecured consumer loans **~$2.0B** moved to runoff ascentium CAPITAL · EnerBankUSA · SABAL · Clearsight Advisors Investment Banking

2020
- Entered into second **MSR flow-deal** arrangement

2021
- Acquisition of **Freddie Mac License**

2022
- Purchased **$13B UPB of bulk MSR**
- Sold **$1.2B** Unsecured Consumer Loan Portfolio

2023
- Purchased **$6.2B UPB of bulk MSR**
- Sold **~$300M** of Consumer Exit Portfolio

REGIONS 44

Empowered by data & innovation

GENERATING Consistent Sustainable Long-term Performance

Regions remains competitive by reserving ~9-11% of revenue for technology spend


REGIONS
REGIONS
Customer Personalization

ROSIE
Personalized offering of products and services anticipating customer needs

Regions360
Regions' mission to Make Life Better is simple, customer focused, and demonstrated through Regions360, which puts customer focused culture into practice

RCLIQ[1] & Wealth IQ[2]
Delivering 'needs based' customer engagement, resulting in significant impact to the Corporate Bank and Wealth Management

Offer Tracker
Leverage data & insights for a dynamic, engaging, and transparent customer journey to increase success of offers and bottom-line production

rVoice
Integrates customer feedback with institutional knowledge to measure customer experience by understanding customer's expectations, preferences, and aversions across various channels enabling us to drive improved customer satisfaction

Modernization & Innovation

Next Gen Platform
Next Generation of Customer Experience and Core Banking and Data Platforms Modernization efforts began in 2021 with runway through 2027 to complete the overall program

Fraud Analytics
Machine learning models to detect and prevent fraud to proactively protect the customer

Technology Practices
Applying Security-First software development principles and expanding Agile adoption

Authentication Experience
Delivering a best-in-class Customer Identity and Access Management (CIAM) platform that is secure, frictionless, and enables innovation

Open Banking
Developing secure open banking APIs to drive innovation and novel customer experiences

Data Governance
Unification of data architecture, data assets, and data catalog

REGIONS 45

(1) RCLIQ is a machine learning based data product used by Corporate Banking Relationship managers to find new opportunities, predict share of wallet deepening activities as well as early warning of credit deterioration and attrition risk. (2) Wealth IQ is a machine learning data product designed to provide better advice and guidance to wealth clients by delivering insights based on client activity, attrition alerts, and other opportunities.

Differentiating through customer experience

GENERATING Consistent Sustainable Long-term Performance

Digital Acceleration

Adoption
6.5% increase in Mobile users in 3Q23 compared to 3Q22

Digital Enhancements
Digital Deposit Onboarding Optimization, Launch Explorer Credit Card, Authentication Enhancements, Updates on Alerts and Messaging Channels

Customer Transactions
74% of 3Q23 initiated in Digital, 4% growth YoY

Zelle
29.1% increase in transactions in 3Q23 compared to 3Q22



REGIONS
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Innovating Operations

Expanded Regions Secure Messaging
Increased usage by 19.3% 3Q23 vs 3Q22

Automated Non-Agent Interactions
87.4% average interaction resolution rate in 3Q23



Customer Satisfaction

Regions Overdraft Grace
Regions Overdraft Grace gives customers who overdraw their account's available balance by more than $5 until 8 p.m. Central Time the following business day to make a deposit to cover the shortfall, plus any new items that may be presented. If the account's available balance is positive or isn't overdrawn by more than $5 following that night's processing, Regions will not charge a paid overdraft item fee.

Enabling Through Technology

Authentication Improvements
Completed launch of new Corporate Banking Authentication platform. Launched new Enterprise Authentication Portal for Consumer Online Banking using cloud native technologies.

New self-service capabilities in the digital channel have led to a reduction in customer service requests by 19% in the Branch and 27% in the Contact Center.

eSignature Expansion
Over 5.7 million transactions have been initiated through eSignature since launch in 2018. Utilization by 45 groups across the bank, up 150% from 2021.

Faster Transactions
3Q23 Real Time Payment transactions of 1.468M increased 27% vs 3Q22. Dollars received of $536.6M increased 38% in 3Q23 vs 3Q22.

Expansion of Customer Interaction Points
Secure Messaging through web/mobile volume has grown 33% 3Q23 vs 3Q22. Average messaging customer satisfaction (CSAT) has increased 3% points to 78% in 3Q23 vs 3Q22. Average percentage of daily customer contacts went up to 14% 3Q23 vs 11% 3Q22.

(1) iOS Mobile App Store

REGIONS 46

Growth in digital

GENERATING Consistent Sustainable Long-term Performance

Digital Usage

Active Users *(Millions)*[1]



+14%
2.25
2.39
2.55
3Q21
3Q22
3Q23

Mobile Banking

Mobile Banking Log-Ins *(Millions)*



+14%
158
156
180
3Q21
3Q22
3Q23

Customer Transactions[3][4]



Non-Digital
Digital
31%
69%
29%
71%
26%
74%
3Q21
3Q22
3Q23

Sales and Transactions

Digital Sales *(Accounts in Thousands)*[2]



+22%
83.8
12.5
71.3
86.8
16.5
70.3
102.0
14.6
87.4
3Q21
3Q22
3Q23
Deposits
Lending

Consumer Checking Sales by Channel[5]



2%
73%
25%
2%
75%
23%
2%
67%
31%
3Q21
3Q22
3Q23
Digital
Contact Center
Branch

Deposit Transactions by Channel



45.5%
33.1%
21.4%
45.8%
32.5%
21.7%
44.8%
32.3%
22.9%
3Q21
3Q22
3Q23
Branch
Mobile
ATM

Zelle Transactions *(Millions)*



+72%
2.40
3.20
4.14
3Q21
3Q22
3Q23

Mobile App Rating



12:34
100%
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Tap to Rate:

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital sales represent deposit accounts opened and loans booked. (3) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (4) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (5) Includes cross-channel sales capabilities through digital banker dashboard applications

REGIONS 47

48 Continuous improvement framework • Making Banking Easier – Be intensely responsive to customer needs • Revenue Growth – Improve effectiveness in generating prudent, profitable, sustainable growth • Efficiency Improvements – Continuously leverage people and technology to improve processes, reduce costs and drive growth • Innovation – Focus on data & analytics, omnichannel delivery, protection & security, advice & guidance Simplify & Grow established a culture of Continuous Improvement. Now that Continuous Improvement is embedded in our DNA, initiatives are no longer centrally tracked, and groups manage the development and execution of their programs with regular updates to the Efficiency & Effectiveness Team. • Established processes to maintain a Continuous Improvement culture through Simplify & Grow • Independently manages and reports Continuous Improvement initiatives and reports progress to the Efficiency & Effectiveness Team • Includes senior leaders from across the bank • Sponsors, promotes and provides executive direction on Continuous Improvement opportunities. Reviews segment programs and ensures accountability to promote a Continuous Improvement culture Continuous Improvement Key Pillars Efficiency & Effectiveness Team Business and Support Groups

49 (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. Historical Credit Profile —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Total Net Charge-Offs Non-Performing Loans Commercial Net Charge-Offs(1) Consumer Net Charge-Offs(2) Pre- crisis Financial crisis Pre-Pandemic Pandemic Pre- crisis Financial crisis Pre-Pandemic Pandemic Pre- crisis Financial crisis Pre-Pandemic Pandemic Pre- crisis Financial crisis Pre-Pandemic Pandemic 1Q08 4Q12 1Q20 3Q23 0.32% 0.34% 0.65% 0.31% 0.47% 2.56% 0.27% 0.25% 1.84% 0.78% 0.46% 0.64%1.07%2.92%0.46%2.28% •Classified, Criticized, Non-Accrual, and Loss rate levels are seeing normalization as expected and will continue to see it through the end of the year. 4Q22 1Q08 4Q12 1Q20 3Q23 4Q22 1Q08 4Q12 1Q20 3Q23 4Q221Q08 4Q12 1Q20 3Q23 4Q22

Asset quality

Underlying credit performance continues to normalize as expected

GENERATING Consistent Sustainable Long-term Performance

Net charge-offs

($ in millions)



0.46%
0.33%
0.40%
0.19%
$110
$63
$47
$81
$101
3Q22
2Q23
3Q23
Adjusted Net Charge-Offs(1)
Net Charge-Offs Ratio
Adjusted Net Charge-Offs Ratio(1)
3Q22 Consumer Loan Sale(2)

- 3Q annualized NCOs totaled 40 bps, increasing 7 bps QoQ and included elevated losses in a discontinued solar program at EnerBank and lower commercial recoveries
- 3Q NPLs, business services criticized loans and total delinquencies increased; 3Q NPL increase attributable primarily to one large collateralized information credit in C&I and two Sr Housing facilities in IRE
- 3Q ACL/Loans ratio increased 5 bps; total ACL $ increase attributable to adverse risk migration and continued normalization, as well as an increase in qualitative adjustments for incremental risk in certain portfolios
    - ACL on Office Portfolio increased to 3.1%; single office loan on non-performing status is paying as agreed under modified terms; Continue to remain confident about composition of Office Portfolio
- Expect full-year 2023 adjusted NCOs to be slightly above 35 bps excluding ~14 bps impact from 4Q23 sale of Consumer Exit Portfolio; Expect historical through-the-cycle annual NCOs range of 35-45 bps in 2024

Allowance for Credit Losses (ACL)

($ in millions)



$1,539
$1,633
$1,677
311%
332%
261%
1.63%
1.65%
1.70%
3Q22
2Q23
3Q23
ACL
ACL/Loans
ACL/NPLs

Non-Performing Loans (NPLs)

($ in millions)



$495
$492
$642
0.52%
0.50%
0.65%
3Q22
2Q23
3Q23
NPLs - excluding LHFS
NPL/Loans

REGIONS

50

(1) Non-GAAP; see appendix for reconciliation. (2) $94M reserve release less $63M fair value mark through charge-offs = $31M net provision benefit.

Commercial Real Estate[1]

GENERATING Consistent Sustainable Long-term Performance

Highly Diversified Total IRE Portfolio

(including Unsecured CRE)



Res. Homebuilders 6.5%
Other 4.8%
Hotel 4.9%
Healthcare 8.5%
Apartments 24.6%
$15.65B
Retail 9.0%
Commercial Land 0.1%
Residential Land 0.4%
Business Offices 10.5%
Industrial 14.0%
Condo 0.1%
Diversified 14.4%
Data Center 2.2%

	$ in billions		% of Total Loans
Unsecured CRE *(incl. REITS)*	$	6.91	7.0 %
IRE		8.74	8.8 %
Total[2]	**$**	**15.65**	**15.8 %**

Yearly IRE Loan Maturities



$3,000
$2,000
$1,000
$–
14%
33%
29%
14%
7%
3%
4Q23
2024
2025
2026
2027
>5years
Multi-Family
Office
Other Real Estate
Total Real Estate

REITs within Total:



Business Offices 3%
Data Center 4%
Apartments 7%
Diversified 24%
Retail 19%
$5.5B
Hotel 10%
Other 11%
Industrial 22%

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 67% of REITs are investment grade or mapped to IG risk rating (provide loss insulation to overall portfolio)
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Business Offices secured = ~90% / unsecured = ~10%
- Total IRE (incl unsec. CRE) to Risk Based Capital[3]: 116% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 23% are well below supervisory limits (300%/100%)

(1) Outstanding balances as of 09/30/2023. (2) Excludes $5.1 billion of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (3) Based off 6/30/2023 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS 51

Higher Risk Industry Segments

(Outstanding balances as of September 30, 2023)

GENERATING **Consistent Sustainable Long-term Performance**

Business Services High Risk Segments						
Portfolio ($ in millions)	BAL$[1]	% of Total Loans	NPL	NPL/Loans	ACL	ACL/Loans
Consumer Discretionary Goods *Retail Trade & Consumer Manufacturing*	$3,065	3.1%	$19	0.6%	$57	1.9%
Freight Transportation *Transportation & Warehousing*	1,021	1.0%	20	2.0%	41	4.1%
Healthcare *Goods and Services & Facilities*	1,778	1.8%	21	1.2%	49	2.7%
Office	***1,640***	***1.7%***	***49***	***3.0%***	***51***	***3.1%***
Senior Housing	1,489	1.5%	120	8.1%	50	3.4%
Total High Risk Segments	**$8,993**	**9.1%**	**$229**	**2.6%**	**$248**	**2.8%**

Ongoing Portfolio Surveillance

- **Consumer Discretionary:** Consumers continue to limit spending on goods, focusing instead on services and experiences; consumer behaviors are gradually normalizing with demand patterns returning for many retailers
- **Freight Transportation:** Smaller trucking firms operating in the spot market remains in focus; however, freight, transportation, and shipping costs have all declined from their peaks, which should provide some margin stabilization
- **Healthcare:** The sector has experienced negative risk migration over the last year primarily due to rising costs (labor, goods, lack of pricing power related to insurance reimbursements); consistent demand for Healthcare should help the industry navigate a challenging environment in the long term
- **Senior Housing:** Senior living occupancy increased in the third quarter; however, two facilities were moved into non-performing status in 3Q attributable to higher interest rates, elevated operating costs, and COVID overhang impacting occupancy

- **Office:** As defined by CoStar[2], office secured loan commitments consists of 94% Class A and 6% Class B property types
  - WA LTV ~63.5% (based on appraisal at origination or most recent received); Sensitized WA LTV ~92.02% using GreenStreet[3]
  - 63.4% of secured committed exposure is located in the Sunbelt of which 91.6% is Class A.
  - 74% of secured committed exposure is in Suburban locations with 26% in Urban
  - Average property leasing status for maturing office loans (next 12 months) is ~85.4% (~81.3% Occupancy)
  - 39% of secured committed exposure is Single-Tenant
  - Single loan on NPL status paying as agreed under modified terms

REGIONS 52

(1) Amounts exclude PPP loans and Held For Sale loans. (2) CoStar is an industry leader in CRE data & analytics. CoStar data as of June 30, 2023.
(3) GreenStreet Commercial Property Price Index as of October 5, 2023 - change in commercial property value for business office at a 31% discount.

Allowance for credit losses waterfall

GENERATING
Consistent Sustainable
Long-term Performance

QoQ highlights


($ in millions)
$1,633
$47
$15
$(18)
$1,677
06/30/2023
Portfolio Changes
Economic/ Qualitative Changes
Specific Reserve Changes
09/30/2023

- 3Q allowance increased $44M compared to the prior quarter, resulting in a $145M provision expense
- Key drivers of the net increase in ACL:
  - Adverse risk migration and continued credit quality normalization
  - Increased qualitative ACL due to elevated risk in Commercial Real Estate and EnerBank
  - The increases were partially offset by decreases in specific reserves driven by charge-offs and low loss content in large non-performing borrowers
  - Changes in the economic scenario from June to September were modest and did not have a material impact on the ACL

REGIONS | 53

54 Pre-R&S period 3Q2023 4Q2023 1Q2024 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 3Q2025 Real GDP, annualized % change 3.6% 0.4% 1.0% 0.9% 1.3% 1.7% 1.8% 1.9% 1.9 % Unemployment rate 3.7% 3.7% 3.9% 4.0% 4.2% 4.3% 4.3% 4.2% 4.2 % HPI, year-over-year % change 2.7% 1.6% (0.5) % (2.7) % (3.0) % (1.9) % (0.5) % 1.3% 1.7 % CPI, year-over-year % change 3.6% 3.7% 3.5% 3.5% 3.2% 2.6% 2.4% 2.3% 2.3 % Base R&S economic outlook (as of September 2023) • A single, base economic forecast represents Regions’ internal outlook for the economy over the reasonable & supportable forecast period. • Economic uncertainty is accounted for through qualitative adjustments to our modeled results. • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments. Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

55 As of 9/30/2023 As of 12/31/2022 (in millions) Loan Balance ACL ACL/Loans Loan Balance ACL ACL/Loans C&I $51,604 $664 1.29% $50,905 $628 1.23 % CRE-OO mortgage 4,833 111 2.30% 5,103 102 2.00 % CRE-OO construction 270 7 2.47% 298 7 2.29 % Total commercial $56,707 $782 1.38% $56,306 $737 1.31 % IRE mortgage 6,436 144 2.23% 6,393 114 1.78 % IRE construction 2,301 43 1.90% 1,986 28 1.38 % Total IRE $8,737 $187 2.15% $8,379 $142 1.69 % Residential first mortgage 20,059 104 0.52% 18,810 124 0.66 % Home equity lines 3,240 79 2.42% 3,510 77 2.18 % Home equity loans 2,428 24 0.99% 2,489 29 1.17 % Consumer credit card 1,261 130 10.33% 1,248 134 10.75 % Other consumer- exit portfolios 356 30 8.29% 570 39 6.80 % Other consumer 6,154 341 5.54% 5,697 300 5.28 % Total consumer $33,498 $708 2.11% $32,324 $703 2.18 % Total $98,942 $1,677 1.70% $97,009 $1,582 1.63 % Allowance allocation

56 All Other Commercial 3.6% Investor Real Estate 13.4% Financial Services 11.3% CRE Unsecured, including REITs 10.5% Govt. Education 10.1% Consumer Services 8.7% Technology Services 8.3% Manufacturing 7.2% Energy 2.5% Agriculture 0.5% Utilities 4.6% Business Services 7.8% Distribution 6.5% Healthcare 5.0% Well positioned for next downturn $65.4B Highly Diversified Business Portfolio(1) (1) Balances as of 09/30/2023. (2) CRE Unsecured consists 76% of REITs. (2)

57 Consumer lending portfolio statistics • Avg. origination FICO 764 • Current LTV 53% • 98% owner occupied • Avg. origination FICO 778 • Current LTV 34% • 67% of portfolio is 1st lien • Avg. loan size $34,791 • $79M to convert to amortizing or balloon during 2023 • Avg. origination FICO 762 • Avg. new loan $12,899 • 3Q23 Yield 7.93% • Avg. origination FICO 770 • Avg. new line $8,820 • 3Q23 Yield 15.57% • 3Q23 QTD NCO 3.48% 3% 6% 4%5% 12% 6% 8% 17% 10% 81% 63% 77% 3% 2% 3% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 09/30/2023. (2) Other Consumer consists primarily of EnerBank, Direct and Other Revolving portfolios. Residential Mortgage Consumer Credit Card Home Equity Other Consumer(2)

Leveraged portfolio

(outstanding balances as of September 30, 2023)

GENERATING Consistent Sustainable Long-term Performance

Diversified Portfolio



Other (Portfolios <5% of total)
25%
Administrative, Support, Waste & Repair
6%
Utilities
7%
Wholesale
8%
Manufacturing
8%
$3.1B
Information
24%
Professional, Scientific & Technical Services
22%

Important Factors

- Consistent with Moody's historical Regional Bank Survey definition; Commitments >$5M with funded debt to EBITDA>4.0x
  - Commitments are $4.2B
- Not a strategic growth objective; used to support client relationships
- Sponsor-owned clients as a percentage of total portfolio continue to decline
- Enhanced centralized underwriting, servicing, and credit adjudication
- Limited participation in the highest risk segments of leveraged loans - Covenant Lite & Term Loan B
- Approximately 96% of leveraged loans outstanding are also SNCs

REGIONS 58

SNC Portfolio

(outstanding balances as of September 30, 2023)

GENERATING Consistent Sustainable Long-term Performance

Shared National Credit Balances by Sector



Other (Portfolios <5% of total) 16.0%
CRE_Unsecured_Non-REIT 5.3%
CRE-Unsecured REIT 18.7%
Financial_Services 16.2%
Technology_Services 13.8%
Commodities 10.6%
Manufacturing 6.9%
Distribution 6.5%
Business_Services 6.0%
$27.0B

Portfolio Characteristics

- Improved portfolio composition and asset quality through focus on lower risk segments
- 43% of balances are Investment Grade
- 11% of balances are leveraged[(2)]
- Regions is agent or holds a title role for over half of SNC balances
- For the 1H2023, Regions market share ranked above its Peer group median in the Agent Only league table standings[(1)]

(1) Sourced from Refinitive Loan Connector Agent Only League Table Data where peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) Consistent with Moody's historical Regional Bank Survey definition.

REGIONS 59

60 Shared National Credit Outstandings: $14B (51%) Select and Investment Grade Asset Securitization $1.7 6.4% Real Estate Investment Trusts (REITs) $5.3 19.5% Subscription Lines $0.9 3.3% Investment Grade Utilities $1.1 4.1% Superior Transaction And Return Relationships (STARR) $0.5 1.8% Investment Grade $4.2 15.7% Non-Investment Grade $13.3 49.2% Some STARR SNC Outstandings overlap with other Select segments and are excluded from STARR amounts above. Total SNC STARR Outstandings are $1.5B $27.0B SNC Portfolio (outstanding balances as of September 30, 2023) Select Portfolios Investment Grade (Non-Select Portfolios) Non-Investment Grade (Non-Select Portfolios)

2023 expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2023 Expectations	
Total Adjusted Revenue (from adjusted 2022 of $7,165)(1)(2)(3)	up 5-6%
Adjusted Non-Interest Expense (from adjusted 2022 of $3,886)(1)(2)	up ~9.5%
Ending Loans (from ending 2022 of $97,009)	grow low-single digits
Ending Deposits (from ending 9/30/23 of $126,199)	stable to modestly lower in 4Q
Adjusted Net Charge-Offs / Average Loans	slightly above 35 bps(4)
Effective Tax Rate	21-22%

SOUNDNESS PROFITability GROWTH

Expectations for 4Q23 & Beyond

- 4Q23 NII expected to decline ~5%(3) QoQ; 2023 NII expected to grow ~11%(3) vs 2022
  - 2024 NII expected to stabilize over the first half of the year and grow over the back half of the year
- Expect FY23 service charges of ~$590M
- Expect 4Q23 capital markets revenue in $60-$80M range ex. CVA/DVA
- Ex. $135M in YTD incremental operational losses (2Q+3Q), 2023 adjusted NIE growth is expected to be up ~6% compared to 2022; FDIC special assessment of ~$111M expected in 4Q23 (assumes adopted as drafted; is not included in FY23 expectation)
- Expect historical through-the-cycle annual NCOs range of 35-45 bps in 2024
- Anticipate continuing to manage CET1 at ~10% over the near term

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations assume 09/30/2023 rates: upper-end Fed Funds range ends 2023 at ~5.5%; remaining 2023 avg 10-year U.S. Treasury yield 4.59%. (4) Excluding ~14 bps impact from 4Q23 sale of Consumer Exit Portfolio.

REGIONS 61

62 Environmental, Social & Governance Managing ESG risks & opportunities BOARD OF DIRECTORS ESG-related elements of the Strategic Plan, annual budget, and capital planning process BOARD-LEVEL COMMITTEES NCG Committee Risk Committee CHR Committee Audit Committee Technology Committee ESG strategies, initiatives, policies, and practices, along with related voluntary disclosures and stakeholder engagement ESG alignment within Enterprise Risk Appetite Statement, Risk Management Framework, and Risk Library Associate compensation and benefits, corporate culture, DEI practices, talent management, and succession planning Functioning of Company's internal controls and disclosure of material ESG matters Company culture and strategy related to technological and digital innovation MANAGEMENT-LEVEL COMMITTEES Executive Leadership Team ESG Leadership Council Disclosure Review Committee Risk Governance Committees Evaluates ESG considerations within strategic planning; oversees ESG Leadership Council Maintains aggregated view of ESG-related risks and opportunities and provides guidance and direction on internal initiatives Reviews and provides feedback on ESG- related disclosures in SEC reporting and voluntary ESG disclosures Review ESG-related metrics' performance to assess adherence to risk tolerance; supervise enterprise risk assessments incorporating ESG risks OVERSIGHT EXECUTION

63 Environmental, Social & Governance Customized approach to making life better for the people and places we serve We provide a suite of ESG disclosures on our ESG Resource Center, which is accessible at ir.regions.com/governance: • ESG Report • TCFD Report • SASB Index • GRI Index Sound practices to oversee and manage ESG-related risks and opportunities in line with business strategy • Dedicated, Board-level oversight of the Company's transformation and modernization efforts by Technology Committee, formed in 2022 • Board refreshment through addition of 3 new Directors in 2022 and 1 new Director in 2023 • Maturation of ESG disclosure development and controls • Connections to key ESG areas within Directors' annual self-evaluations • Access to alternative financial services through the Regions Now Banking® suite of products • Promotion of financial wellness via the Regions Next Step® program's free financial wellness resources • Continued expansion of our Community Lending Program and Affordable Mortgage lending to support homeownership • Availability of customized financings from our Energy & Natural Resources Group and Solar Tax Equity Finance Team • Opportunities to attend classes tuition-free through our Guild program • Leadership skill development for all associates through RegionsLEADS Cornerstones of Leadership • Introduction of 3 DEI Areas of Impact: Marketplace, Workplace, and Workforce • Year-over-year improvements in associates' self-reported engagement • Establishment of a DEI Executive Council to link DEI priorities to broader business strategies • Grants and contributions from Regions Foundation® aimed at reducing barriers to economic success • Investments in debt and equity financing for projects and entities with a community development purpose through Regions Community Development Corporation® • Volunteering opportunities for associates to provide direct community support • New online modules and a grant to eliminate medical debts to help community members navigate medical financial hardships Service through products and services that align with unique ESG-related goals and strategies Efforts to support an informed and engaged team that is diverse like the communities we serve Cultivation of inclusive growth by investing in development and financial wellness

Acquisitions exceeding expectations

GENERATING Consistent Sustainable Long-term Performance

3Q23	Ascentium Capital	EnerBank
Average Balances	$2.6B	$5.1B
Portfolio Yield	8.0%	7.6%
NCOs	1.94%	1.94%

Ascentium Capital[1]

Origination Growth

- Ascentium Capital loans of $2.6B increased+2% vs. 2Q23
- An increasing interest rate environment, inflation, and a slowing economy are providing headwinds to origination growth and portfolio credit performance

Cross Marketing

- Contributing to strategic growth opportunities are transactions originated through cross-marketing relationships with Commercial Banking, Small Business Banking, and EnerBank

NCOs

- Ascentium net losses continue to normalize, driven by recoveries which are reverting to historical levels
- 3Q23 net losses of $13M are up from 2Q23 of $9M

EnerBank[2]

Synergistic Opportunities

- Successful integration of EnerBank has led to a continued focus on growth and synergy opportunities

Strong Pipeline

- Continue to focus on adding high quality independent contractors and program sponsors

Production

- EnerBank production is on track with expectations as volumes remain stable

Credit

- Despite recent losses from a discontinued solar program, Prime/Super-prime focus has resulted in strong portfolio credit performance; average FICO of 772

REGIONS 64

(1) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated February 27, 2020. (2) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated June 8, 2021.

65 APPENDIX

66 Selected items impact Third quarter 2023 highlights (1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) Items impacting results or trends during the period, but are not considered non-GAAP adjustments. ($ amounts in millions, except per share data) 3Q23 QoQ Change YoY Change Net interest income $ 1,291 (6.5)% 2.3% Provision for (benefit from) credit losses 145 22.9% 7.4% Non-interest income 566 (1.7)% (6.4)% Non-interest expense 1,093 (1.6)% (6.6)% Income before income taxes 619 (15.0)% 10.1% Income tax expense 129 (12.2)% (3.0)% Net income 490 (15.7)% 14.2% Preferred dividends 25 —% —% Net income available to common shareholders $ 465 (16.4)% 15.1% Diluted EPS $ 0.49 (16.9)% 14.0% Summary of third quarter results (amounts in millions, except per share data) 3Q23 Pre-tax adjusted items(1): Branch consolidation, property and equipment charges $ (1) Salary and employee benefits—severance charges (3) Securities gains (losses), net (1) Total pre-tax adjusted items(1) $ (5) Diluted EPS impact(2) $ — Additional selected items(3): Provision in excess of net charge-offs $ (44) Capital markets income (loss) - CVA/DVA (3) Residential MSR net hedge performance 4 Pension settlement charges (7) Incremental operational losses related to check fraud (53)

67 Management uses computations of earnings and certain other financial measures, which exclude certain adjustments that are included in the financial results presented in accordance with GAAP, to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common stockholders’ equity and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. The Company also presents accumulated other comprehensive excluding adjustments to arrive at adjusted accumulated other comprehensive income (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove the effects of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non- GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP information

68 Non-GAAP reconciliation Non-interest expense Twelve Months Ended December 31 ($ amounts in millions) 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: Contribution to Regions Financial Corporation foundation — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — (4) — — Loss on early extinguishment of debt — (20) (22) (16) — — (14) Salary and employee benefits—severance charges — (6) (31) (5) (61) (10) (21) Acquisition expense — — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

69 Non-GAAP reconciliation Adjusted Net Charge-Offs and Ratio For the Quarter Ended ($ amounts in millions) 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 Net loan charge-offs (GAAP) $ 101 $ 81 $ 83 $ 69 $ 110 Less: charge-offs associated with the sale of unsecured consumer loans — — — — 63 Adjusted net loan charge-offs (non-GAAP) $ 101 $ 81 $ 83 $ 69 $ 47 Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.40% 0.33% 0.35% 0.29% 0.19%

Non-GAAP reconciliation

Pre-tax pre-provision income (PPI)

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions)	Quarter Ended												
	9/30/2023	**6/30/2023**	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Net income available to common shareholders (GAAP)	**$ 465**	**$ 556**	**$ 588**	$ 660	$ 404	$ 558	$ 524	$ 414	$ 624	$ 748	$ 614	$ 588	$ 501
Preferred dividends (GAAP)	**25**	**25**	**24**	25	25	25	24	24	27	42	28	28	29
Income tax expense (GAAP)	**129**	**147**	**177**	187	133	157	154	103	180	231	180	121	104
Income (loss) before income taxes (GAAP)	**619**	**728**	**789**	872	562	740	702	541	831	1,021	822	737	634
Provision for (benefit from) credit losses (GAAP)	**145**	**118**	**135**	112	135	60	(36)	110	(155)	(337)	(142)	(38)	113
Pre-tax pre-provision income (non-GAAP)	**764**	**846**	**924**	984	697	800	666	651	676	684	680	699	747
Other adjustments:													
Securities (gains) losses, net	**1**	**—**	**2**	—	1	—	—	—	(1)	(1)	(1)	—	(3)
Gains on equity investment	**—**	**—**	**—**	—	—	—	—	—	—	—	(3)	(6)	(44)
Leveraged lease termination gains, net	**—**	**—**	**(1)**	—	—	—	(1)	—	(2)	—	—	—	—
Bank-owned life insurance	**—**	**—**	**—**	—	—	—	—	—	—	(18)	—	(25)	—
Insurance proceeds	**—**	**—**	**—**	(50)	—	—	—	—	—	—	—	—	—
Salaries and employee benefits—severance charges	**3**	**—**	**—**	—	—	—	—	1	—	2	3	26	2
Branch consolidation, property and equipment charges	**1**	**1**	**2**	5	3	(6)	1	—	—	—	5	7	3
Contribution to the Regions Financial Corporation foundation	**—**	**—**	**—**	—	—	—	—	—	—	1	2	10	—
Loss on early extinguishment of debt	**—**	**—**	**—**	—	—	—	—	—	20	—	—	14	2
Acquisition expenses	**—**	**—**	**—**	—	—	—	—	—	—	—	—	—	—
Professional, legal and regulatory expenses	**—**	**—**	**—**	—	179	—	—	15	—	—	—	—	—
Total other adjustments	**5**	**1**	**3**	(45)	183	(6)	—	16	17	(16)	6	26	(40)
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 769**	**$ 847**	**$ 927**	$ 939	$ 880	$ 794	$ 666	$ 667	$ 693	$ 668	$ 686	$ 725	$ 707

NM - Not Meaningful

REGIONS 70

Non-GAAP reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended 9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	3Q23 vs. 2Q23		3Q23 vs. 3Q22	
Non-interest expense (GAAP)	A	$ 1,093	$ 1,111	$ 1,027	$ 1,017	$ 1,170	$ (18)	(1.6)%	$ (77)	(6.6)%
Adjustments:										
Branch consolidation, property and equipment charges		(1)	(1)	(2)	(5)	(3)	—	— %	2	(66.7)%
Salary and employee benefits—severance charges		(3)	—	—	—	—	(3)	NM	(3)	NM
Professional, legal and regulatory expenses		—	—	—	—	(179)	—	NM	179	(100.0)%
Adjusted non-interest expense (non-GAAP)	B	$ 1,089	$ 1,110	$ 1,025	$ 1,012	$ 988	$ (21)	(1.9)%	$ 101	10.2 %
Net interest income (GAAP)	C	$ 1,291	$ 1,381	$ 1,417	$ 1,401	$ 1,262	$ (90)	(6.5)%	$ 29	2.3 %
Taxable-equivalent adjustment		13	12	13	13	12	1	8.3 %	1	8.3 %
Net interest income, taxable-equivalent basis	D	$ 1,304	$ 1,393	$ 1,430	$ 1,414	$ 1,274	$ (89)	(6.4)%	$ 30	2.4 %
Non-interest income (GAAP)	E	566	576	534	600	605	(10)	(1.7)%	(39)	(6.4)%
Adjustments:										
Securities (gains) losses, net		1	—	2	—	1	1	NM	—	— %
Leveraged lease termination gains		—	—	(1)	—	—	—	NM	—	NM
Insurance Proceeds		—	—	—	(50)	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	F	$ 567	$ 576	$ 535	$ 550	$ 606	(9)	(1.6)%	$ (39)	(6.4)%
Total revenue	C+E=G	$ 1,857	$ 1,957	$ 1,951	$ 2,001	$ 1,867	$ (100)	(5.1)%	$ (10)	(0.5)%
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,858	$ 1,957	$ 1,952	$ 1,951	$ 1,868	$ (99)	(5.1)%	$ (10)	(0.5)%
Total revenue, taxable-equivalent basis	D+E=I	$ 1,870	$ 1,969	$ 1,964	$ 2,014	$ 1,879	$ (99)	(5.0)%	$ (9)	(0.5)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,871	$ 1,969	$ 1,965	$ 1,964	$ 1,880	$ (98)	(5.0)%	$ (9)	(0.5)%
Efficiency ratio (GAAP)	A/I	58.5 %	56.4 %	52.3 %	50.5 %	62.3 %				
Adjusted efficiency ratio (non-GAAP)	B/J	58.2 %	56.4 %	52.2 %	51.6 %	52.6 %				
Fee income ratio (GAAP)	E/I	30.3 %	29.3 %	27.2 %	29.8 %	32.2 %				
Adjusted fee income ratio (non-GAAP)	F/J	30.3 %	29.3 %	27.2 %	28.0 %	32.2 %				

NM - Not Meaningful

REGIONS 71

72 Non-GAAP reconciliation NII, non-interest income/expense, and efficiency ratio Twelve Months Ended December 31 ($ amounts in millions) 2022 Non-interest expense (GAAP) A $ 4,068 Adjustments: Branch consolidation, property and equipment charges (3) Professional, legal and regulatory expenses (179) Adjusted non-interest expense (non-GAAP) B $ 3,886 Net interest income (GAAP) C $ 4,786 Taxable-equivalent adjustment 47 Net interest income, taxable-equivalent basis D $ 4,833 Non-interest income (GAAP) E $ 2,429 Adjustments: Securities (gains) losses, net 1 Leveraged lease termination gains (1) Insurance proceeds (50) Adjusted non-interest income (non-GAAP) F $ 2,379 Total revenue C+E= G $ 7,215 Adjusted total revenue (non-GAAP) C+F=H $ 7,165 Total revenue, taxable-equivalent basis D+E=I $ 7,262 Adjusted total revenue, taxable-equivalent basis (non-GAAP) D+F=J $ 7,212 Efficiency ratio (GAAP) A/I 56.0 % Adjusted efficiency ratio (non-GAAP) B/J 53.9 % Fee income ratio (GAAP) E/I 33.5 % Adjusted fee income ratio (non-GAAP) F/J 33.0%

73 Quarter Ended ($ amounts in millions) 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders (GAAP) A $ 465 $ 556 $ 588 $ 660 $ 404 Average shareholders' equity (GAAP) $ 16,468 $ 16,892 $ 16,457 $ 15,442 $ 16,473 Less: Average intangible assets (GAAP) 5,955 5,966 5,977 5,996 6,019 Average deferred tax liability related to intangibles (GAAP) (106) (104) (103) (105) (104) Average preferred stock (GAAP) 1,659 1,659 1,659 1,659 1,659 Average tangible common shareholders' equity (non-GAAP) B $ 8,960 $ 9,371 $ 8,924 $ 7,892 $ 8,899 Less: Average AOCI, after-tax (3,684) (2,936) (3,081) (3,535) (2,213) Average tangible common shareholders' equity excluding AOCI (non-GAAP) C $ 12,644 $ 12,307 $ 12,005 $ 11,427 $ 11,112 Return on average tangible common shareholders' equity (non-GAAP) A/B 20.58% 23.82% 26.70% 33.20% 18.02 % Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) A/C 14.58% 18.14% 19.85% 22.91% 14.42 % Non-GAAP reconciliation Return on average tangible common shareholders' equity

74 Non-GAAP reconciliation Return on average tangible common shareholders' equity Year Ended ($ amounts in millions) 2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 2,146 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity $ 16,503 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 6,023 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (103) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 8,924 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity A/B 24.05% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96%

75 As of ($ amounts in millions) 9/30/2023 ADJUSTED CET1 RATIO Common equity(1) A $ 13,056 Adjustments: AOCI gain (loss) on securities(2) (3,084) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (403) Adjusted common equity (non-GAAP) B $ 9,569 Total risk-weighted assets(1) C $ 126,900 CET1 ratio(1)(3) A/C 10.3 % Adjusted CET1 ratio (non-GAAP)(1)(3) B/C 7.6 % Non-GAAP reconciliation Adjusted CET1- inclusive of AOCI(4) (1) Common equity as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

76 Non-GAAP reconciliation Non-interest income Year Ended ($ amounts in millions) 2022 2021 2020 2019 2018 2017 2016 2015 2014 2013 2012 2011 Non-interest income (GAAP) $ 2,429 $ 2,524 $ 2,393 $ 2,116 $ 2,019 $ 1,962 $ 2,011 $ 1,937 $ 1,785 $ 2,096 $ 2,201 $ 2,226 Security (gains) losses, net 1 (3) (4) 28 (1) (19) (6) (29) (27) (26) (48) (112) Bank Owned Life Insurance - Adusted Items — (18) (25) — — — — — — — — — Leverage Lease Terminations Inc (1) (2) (2) (1) (8) (1) (8) (8) (10) (39) (14) (8) Loss on sale of mortgage loans — — — — — — — — — — — 3 Gain on sale of other assets — — — — — — — — — (24) — — Gain on sale of affordable housing residential mortgage loans — — — (8) — (5) (5) — — — — — Gains on equity investment — (3) (50) — — — — — — — — — Insurance proceeds (50) — — — — — (50) (91) — — — — Adjusted non-interest income (non- GAAP) $ 2,379 $ 2,498 $ 2,312 $ 2,135 $ 2,010 $ 1,937 $ 1,942 $ 1,809 $ 1,748 $ 2,007 $ 2,139 $ 2,109

Non-GAAP reconciliation

Tangible Common Ratios

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions, except per share data)		As of and for Quarter Ended 9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
TANGIBLE COMMON RATIOS						
Shareholders' equity (GAAP)	A	$ 16,100	$ 16,639	$ 16,883	$ 15,947	$ 15,173
Less:						
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,949	5,959	5,971	5,982	6,005
Deferred tax liability related to intangibles (GAAP)		(108)	(106)	(104)	(103)	(105)
Tangible common shareholders' equity (non-GAAP)	B	$ 8,600	$ 9,127	$ 9,357	$ 8,409	$ 7,614
Less: AOCI, after-tax (GAAP)		(4,236)	(3,440)	(2,844)	(3,343)	(3,632)
Tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$ 12,836	$ 12,567	$ 12,201	$ 11,752	$ 11,246
Total assets (GAAP)	D	$ 153,624	$ 155,656	$ 154,135	$ 155,220	$ 157,798
Less:						
Intangible assets (GAAP)		5,949	5,959	5,971	5,982	6,005
Deferred tax liability related to intangibles (GAAP)		(108)	(106)	(104)	(103)	(105)
Tangible assets (non-GAAP)	E	$ 147,783	$ 149,803	$ 148,268	$ 149,341	$ 151,898
Less: AOCI, pre-tax (GAAP)		$ (5,681)	$ (4,613)	$ (3,812)	$ (4,481)	$ (4,871)
Tangible assets excluding AOCI (non-GAAP)	F	$ 153,464	$ 154,416	$ 152,080	$ 153,822	$ 156,769
Shares outstanding—end of quarter	G	$ 939	$ 939	935	934	934
Total equity to total assets (GAAP)	A/D	10.48 %	10.69 %	10.95 %	10.27 %	9.62 %
Tangible common shareholders' equity to tangible assets (non-GAAP)	B/E	5.82 %	6.09 %	6.31 %	5.63 %	5.01 %
Tangible common book value per share (non-GAAP)	B/G	$ 9.16	$ 9.72	$ 10.01	$ 9.00	$ 8.15
Tangible common shareholders' equity to tangible assests (non-GAAP), ex. AOCI	C/F	8.36 %	8.14 %	8.02 %	7.64 %	7.17 %

REGIONS 77

78 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • The impact of pandemics, including the COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Rising interest rates could negatively impact the value of our portfolio of investment securities. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • The effects of social media on market perceptions of us and banks generally. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. Forward-looking statements

79 • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. Forward-looking statements (continued)

80 • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to achieve our expense management initiatives. • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-looking statements (continued)

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